UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 20, 2018
TIAA REAL ESTATE ACCOUNT

(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-223713
(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)
(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events

On September 20, 2018 (the “Closing Date”), Teachers Insurance and Annuity Association of America, on behalf of the TIAA Real Estate Account (the “Borrower”), entered into a credit agreement (“Credit Agreement”) with the lenders party thereto JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), with JPMorgan and Bank of America, N.A., as joint bookrunners and joint lead arrangers.

The Credit Agreement provides for aggregate commitments of up to $500,000,000 for unsecured revolving loans, with an accordion feature pursuant to which the Borrower may increase aggregate commitments to up to $750,000,000, subject to the satisfaction of certain conditions (the “Credit Facility”). The Borrower may use the proceeds of borrowings under the Credit Agreement for funding general organizational purposes of the Borrower and its subsidiaries in the ordinary course of business, including to finance certain real estate portfolio investments. Loans outstanding under the Credit Facility bear interest, at the Borrower’s option, at either an adjusted base rate or an adjusted LIBO rate, in each case, plus an applicable margin. The applicable margin ranges from 0.0085% to 0.0105% for borrowings at the adjusted base rate, and from 0.85% to 1.05% for borrowings at the adjusted LIBO rate, in each case, based on the total leverage ratio of the Borrower and its subsidiaries. Loans under the Credit Facility will mature three years from the Closing Date, unless extended pursuant to the terms of the Credit Agreement.

Pursuant to the Credit Agreement, the Borrower has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type, including financial covenants relating to its total leverage ratio, fixed charges ratio, consolidated net worth, unencumbered leverage ratio and unsecured interest coverage ratio. The Credit Agreement contains events of default customary for financings of this type. Upon the occurrence of certain events of default, JPMorgan, at the instruction of the lenders, may terminate any remaining commitments and declare the outstanding loans and other obligations under the Credit Facility immediately due and payable. Upon the occurrence of events of default related to bankruptcy, insolvency and similar events, the commitments will automatically terminate and the outstanding loans and other obligations under the Credit Facility will become immediately due and payable.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

DATE: September 21, 2018		By:	/s/ F. Scott Thomas

F. Scott Thomas, Esq.
Senior Director and Associate General Counsel

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